Exhibit 99.2
P.O. Box 25099 ~ Richmond, VA 23260 ~ phone: (804) 359-9311 ~ fax (804) 254-3584
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P R E S S R E L E A S E

CONTACT:	Candace C. Formacek	RELEASE:	4:15 p.m. ET
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation Announces Quarterly Dividend
Richmond, VA November 8, 2018 / PRNEWSWIRE

George C. Freeman, III, Chairman, President, and Chief Executive Officer of Universal Corporation (NYSE:UVV), announced today that the Company's Board of Directors declared a quarterly dividend of seventy-five cents ($0.75) per share on the common shares of the Company, payable February 4, 2019, to common shareholders of record at the close of business on January 7, 2019.

Headquartered in Richmond, Virginia, Universal Corporation is the leading global leaf tobacco supplier and conducts business in more than 30 countries. Its revenues for the fiscal year ended March 31, 2018, were $2.0 billion. For more information on Universal Corporation, visit its website at www.universalcorp.com.

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